Exhibit 2.4

EXECUTION VERSION

AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”), dated as of October 24, 2020, is entered into by and among CIM Real Estate Finance Trust, Inc., a Maryland corporation (“CMFT”), Thor II Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of CMFT (“Merger Sub”), and Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation (“CCIT II”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, CMFT, CCIT II and Merger Sub are parties to the Agreement and Plan of Merger, dated as of August 30, 2020, as amended by the Amendment to Agreement and Plan of Merger, dated as of October 22, 2020 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein to memorialize certain agreements reached by the Parties.

NOW THEREFORE, in consideration of the premises and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. References. Each reference in the Agreement to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall, from and after the date of this Amendment, refer to the Agreement as amended by this Amendment. Each reference to a “Section” shall refer to a “Section” of the Agreement unless otherwise stated.

2. Amendment. The Parties agree that, for purposes of Sections 9.3(b)(ii)(A)(1) 9.3(b)(iii)(A)(1), notwithstanding anything to the contrary in such Sections, CCIT II shall have until 12:00 p.m., Pacific Time, on October 26, 2020 to timely deliver a CCIT II Change Notice in respect of a Superior Proposal with the Go Shop Bidder previously identified to CMFT in accordance with Section 7.3(a).

3. Acknowledgement. For the avoidance of doubt, so long as a CCIT II Change Notice is delivered by 12:00 P.M., Pacific Time, on October 26, 2020 with respect to the Go Shop Bidder previously identified to CMFT in accordance with Section 7.3(a) and (a) CCIT II subsequently terminates the Agreement pursuant to Section 9.1(c)(ii) within the time period stated in Section 9.3(b)(ii)(A)(1) (giving effect to paragraph 2 above) to enter into an Alternative Acquisition Agreement with such Go Shop Bidder or (b) CMFT subsequently terminates the Agreement pursuant to Section 9.1(d)(ii) after CCIT II makes an Adverse Recommendation Change within the time period stated in Section 9.3(b)(iii)(A)(1) (giving effect to paragraph 2 above) with respect to such Go Shop Bidder, then the Go Shop Termination Payment shall be payable to CMFT pursuant to (x) in the case of the foregoing clause (a), Section 9.3(b)(ii)(A)(1), and Section 9.3(b)(ii)(A)(2) shall not apply to such termination and (y) in the case of the foregoing clause (b), Section 9.3(b)(iii)(A)(1), and Section 9.3(b)(iii)(A)(2) shall not apply to such termination.

4. Miscellaneous.

(a) Except as amended hereby, the Agreement shall remain in full force and effect. Nothing herein shall affect, modify or limit any waiver or consent granted by any Party pursuant to the Agreement.

(b) This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when each Party hereto shall have received counterparts hereof signed by each of the other Parties. If any signature is delivered by PDF, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) with the same force and effect as if such PDF signature were an original thereof.

(c) The terms and provisions of Section 10.2 (Notices), Section 10.3 (Severability), Section 10.5 (Entire Agreement; No Third-Party Beneficiaries), Section 10.6 (Amendment; Extension; Waiver), Section 10.7 (Governing Law; Venue), Section 10.8 (Assignment), Section 10.9 (Specific Performance), Section 10.10 (Waiver of Jury Trial) and Section 10.11 (Authorship) of the Merger Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

[Signature pages follow.]

2

IN WITNESS WHEREOF, the Parties have hereunto caused this Amendment to be duly executed as of the date hereof.

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

By:	/s/ Richard Dozer
Name: Richard Dozer
Title: Chairman of CCIT II Special Committee

[Signature Page to Amendment to Agreement and Plan of Merger]

CIM REAL ESTATE FINANCE TRUST, INC.

By:	/s/ T. Patrick Duncan
Name: T. Patrick Duncan
Title: Authorized Signatory

[Signature Page to Amendment to Agreement and Plan of Merger]

THOR II MERGER SUB, LLC

By:	/s/ Nathan D. DeBacker
Name: Nathan D. DeBacker
Title: Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment to Agreement and Plan of Merger]